UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 29, 2008 (April 23, 2008)
Retail Ventures, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-10767	20-0090238

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3241 Westerville Road, Columbus, Ohio	43224

(Address of principal executive offices)	(Zip Code)
(614) 471-4722

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 23, 2008, Retail Ventures, Inc. (the “Company”) delivered notice to Jed L. Norden, the Company’s Executive Vice President and Chief Administrative Officer, that Mr. Norden’s employment with the Company will be terminated effective as of May 2, 2008.
Following the Company’s January 23, 2008 disposition of an 81% ownership interest in its Value City Department Stores business, the Company determined to eliminate Mr. Norden’s position as part of a corporate restructuring aimed at achieving cost saving objectives consistent with the Company’s new corporate structure.
Mr. Norden was terminated by the Company “without cause,” as such term is defined in his employment agreement with the Company effective as of January 29, 2006. The amounts and components of severance compensation that Mr. Norden is entitled to receive in connection with his termination are set forth in his employment agreement, which was filed as an exhibit to the Company’s Current Report on Form 8-K filed on February 2, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAIL VENTURES, INC.

Date: April 29, 2008	By:	/s/ James A. McGrady James A. McGrady Executive Vice President, Chief Financial Officer, Treasurer and Secretary